UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026
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SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
SkyWater Technology, Inc. (the “Company”) held its annual meeting of stockholders on June 10, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two matters as follows:

Election of Nine Directors to Hold Office Until the Company’s 2027 Annual Meeting of Stockholders

The Company’s stockholders elected nine directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Timothy E. Baxter	28,070,754	2,324,562	8,477,863
Edward M. Daly	29,993,959	401,357	8,477,863
Nancy Fares	29,962,582	432,734	8,477,863
Dennis J. Goetz	17,997,261	12,398,055	8,477,863
Joseph J. Humke	24,674,695	5,720,621	8,477,863
Andrew D. C. LaFrence	28,334,349	2,060,967	8,477,863
Tammy J. Miller	28,228,743	2,166,573	8,477,863
Thomas Sonderman	30,097,653	297,663	8,477,863
Loren A. Unterseher	30,082,040	313,276	8,477,863
Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2026

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2026 by the following votes:

Votes For	Votes Against	Abstain
38,561,892	94,418	216,869

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

The following documents are filed as exhibits to this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: June 16, 2026	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	Chief Executive Officer